LIST OF SUBSIDIARIES
                              --------------------




 (1)  Center for Special Immunology, Inc.

 (2)  CSI Fort Lauderdale, Inc.

 (3)  CSI Miami, Inc.

 (4)  CSI Illinois, Inc.

 (5)  CSICA Corporation

 (6)  CSI Dallas, Inc.

 (7)  CSI New York, Inc.

 (8)  CSI Kansas, Inc.

 (9)  CSI Clinical Laboratories, Inc.

(10)  CSI Clinical Trials, Inc.

(11)  CSI Managed Care, Inc.

(12)  CSI Therapeutics, Inc.

(13)  Professional Care, Inc.

(14)  Health Professionals East, Inc.

(15)  Hematech, Inc.

(16)  Health Professionals West, Inc.

(17)  IR Liquidating, Inc.




                                       42